Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1) Investment Management Agreement dated May 21, 2013 between ING Senior Income Fund and ING Investments, LLC – Filed herein.

(e)(2) Sub-Advisory Agreement dated June 13, 2013 between ING Investments, LLC and ING Investments Management Co. LLC with respect to ING Senior Income Fund - Filed herein.